Exhibit 99.1

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011
PAGE 1

4390 Davisville Road, Hatboro, PA 19040 Phone (215) 682-7400 Fax (215) 682-4144

NEWS RELEASE

For Immediate Release

Date:	July 27, 2011
Contact:	Roger S. Deacon
Chief Financial Officer
Phone:	(215) 775-1435

FOX CHASE BANCORP, INC. DOUBLES EARNINGS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011

(Credit Quality Improves)

HATBORO, PA, July 27, 2011 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $1.3 million, or $0.09 per share, and $2.5 million, or $0.18 per share, for the three and six months ended June 30, 2011, respectively, compared to net income of $608,000, or $0.04 per share, and $1.2 million, or $0.08 per share, for the three and six months ended June 30, 2010, respectively.

The Company also announced that its Board of Directors has declared a cash dividend of $0.02 per outstanding share of common stock. The dividend will be paid on or about August 26, 2011 to stockholders of record as of the close of business on August 12, 2011.

Other highlights for the three and six month periods ended June 30, 2011 included:

•                Return on assets improved to 0.47% for the three months ended June 30, 2011, compared to 0.21% for the three months ended June 30, 2010;

•                Net interest income increased $1.1 million, or 16.3%, to $7.8 million for the three months ended June 30, 2011, compared to $6.7 million for the three months ended June 30, 2010,

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

and increased $2.3 million, or 17.3%, to $15.4 million for the six months ended June 30, 2011, compared to $13.1 million for the six months ended June 30, 2010. The net interest margin was 2.95% for the three months ended June 30, 2011, compared to 2.37% for the three months ended June 30, 2010.  The improvements in net interest income and margin were primarily driven by decreases in interest expense on deposits as maturities of higher rate certificates of deposit and repricing of other deposit products occurred throughout 2010 and the first six months of 2011.

•                Net interest income increased $158,000, or 2.1%, to $7.8 million for the three months ended June 30, 2011, compared to $7.6 million for the three months ended March 31, 2011.  Net interest margin was 2.95% for the three months ended June 30, 2011, compared to 2.84% for the three months ended March 31, 2011.  The improvements in net interest income and margin were primarily due to: (1) an increase in yield on the Bank’s mortgage related securities portfolio to 3.24% for the three months ended June 30, 2011 from 3.10% for the three months ended March 31, 2011, due to a continuation in reduced premium amortization as a result of a slowdown in prepayment speeds on the underlying securities; (2) a decrease in the cost of funds to 1.98% from 2.03%; and (3) a higher average balance of noninterest bearing deposits.

•                The efficiency ratio improved to 64.0% for the three months ended June 30, 2011 compared to 65.5% for the three months ended March 31, 2011 and 73.0% for the three months ended June 30, 2010;

•                Service charges and other fee income increased $201,000, or 80.1%, and $270,000, or 53.0%, for the three and six months ended June 30, 2011, respectively.  The increases were primarily due to an increase in cash management and commercial fees of $153,000 and $242,000 for the three and six months ended June 30, 2011, respectively, which include unused lines and letters of credit and international banking transaction fees.  In addition, loan servicing income increased $65,000 and $49,000 for the three and six months ended June 30, 2011, respectively, primarily due to a lower valuation adjustment on the Bank’s mortgage servicing rights.

•                The Bank recorded an additional other-than-temporary credit impairment charge on its private label residential mortgage related security of $201,000 (after tax $133,000). The additional impairment was due to an increase in estimated loss severity at default on the underlying residential mortgage collateral. The security had a fair value of $152,000 and

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

a net book value after impairment of $349,000 as of June 30, 2011. The Bank had previously recorded an other-than-temporary credit impairment charge of $157,000 at June 30, 2009.

•                Noninterest expense increased $278,000, or 5.3%, to $5.5 million and $396,000, or 3.8%, to $10.8 million for the three and six months ended June 30, 2011, respectively, compared to $5.2 million and $10.4 million for the three and six months ended June 30, 2010, respectively. Salaries, benefits and other compensation increased $251,000 and $435,000 for the three and six months ended June 30, 2011, respectively, primarily as a result of incremental employee benefit costs as the Company increased employee stock ownership benefits in conjunction with the mutual-to-stock conversion in the second quarter of 2010 and higher incentive compensation accruals.  Professional fees increased $129,000 and $218,000 for the three and six months ended June 30, 2011, respectively, primarily due to incremental legal costs associated with the Bank’s nonperforming assets. The provision for loss on other real estate owned increased $100,000 and $66,000 for the three and six months ended June 30, 2011, respectively, related to an additional impairment on one property owned by the Bank.  FDIC premiums decreased $172,000 and $261,000 for the three and six months ended June 30, 2011, respectively.  The decrease was a result of lower deposit balances, a lower assessment rate as well as the FDIC implementing a new assessment base beginning April 1, 2011.

•                Total assets were $1.09 billion at June 30, 2011, a decrease of $7.4 million, or 0.7%, from $1.10 billion at December 31, 2010.  Total loans were $638.6 million at June 30, 2011, a decrease of $4.1 million, or 0.6%, from $642.7 million at December 31, 2010.  The Bank’s multi-family and commercial real estate portfolio increased $17.6 million and the commercial and industrial portfolio increased $9.8 million, offset by decreases in the Bank’s one-to four-family real estate portfolio of $19.1 million, commercial construction portfolio of $7.8 million and consumer loan portfolio of $4.6 million.

•                Total loans increased $10.1 million, or 1.6%, from $628.5 million at March 31, 2011 to $638.6 million at June 30, 2011.  The Bank’s multi-family and commercial real estate portfolio increased $21.3 million and the commercial and industrial portfolio increased $1.5 million, offset by decreases in the Bank’s one-to four-family real estate portfolio of $10.9 million, consumer loan portfolio of $1.8 million and commercial construction portfolio of $325,000.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

Credit related items as of and for the three and six months ended June 30, 2011 include:

•                The allowance for loan losses was $12.4 million, or 1.91% of total loans at June 30, 2011, compared to $12.7 million, or 1.98% of total loans at March 31, 2011 and $12.4 million, or 1.90% of total loans at December 31, 2010.

•                The provision for loan losses was $900,000 for the three months ended June 30, 2011, compared to $975,000 for the three months ended March 31, 2011 and $1.1 million for the three months ended June 30, 2010;

•                Net loan charge-offs totaled $1.2 million and $1.9 million for the three and six months ended June 30, 2011, respectively, compared to $109,000 and $884,000 for the three and six months ended June 30, 2010, respectively.  The increase in charge-offs in 2011 was primarily related to construction loans.

•                Nonperforming assets decreased $4.9 million and $8.1 million for the three and six months ended June 30, 2011, respectively, to $21.7 million, or 1.99% of total assets at June 30, 2011.  This compared to $26.6 million, or 2.48% of total assets at March 31, 2011, and $29.8 million, or 2.72% of total assets at December 31, 2010;

•                Delinquent loans totaled $2.0 million at June 30, 2011, compared to $6.8 million at March 31, 2011 and $5.1 million at December 31, 2010.

Commenting on the second quarter 2011 performance, Thomas M. Petro, President and Chief Executive Officer of Fox Chase Bancorp said, “We are pleased with the continued progress towards our strategy of transitioning Fox Chase Bank from a traditional thrift to a commercial banking business model.  In the second quarter of 2011, we saw continued improvement in our key metrics: operating income, return on assets, net interest margin and efficiency ratio. Consistent with our strategy and our investment in the market, we have grown our commercial loan portfolio by $22.8 million during the quarter.  This was offset by accelerated payoffs in the residential mortgage and consumer loan portfolios due to market conditions.  As a result of our continued efforts, we are pleased that nonperforming assets were reduced by 27% since December 31, 2010.  However, we continue to anticipate challenges and significant expenditures resolving problem assets for the foreseeable future.  The Company continues to be well positioned to exit this credit cycle with a strong balance sheet and the capital to grow.  We are also pleased to once again announce a dividend of $0.02 per share.”

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

Fox Chase Bancorp, Inc. will host a conference call to discuss second quarter 2011 results on Thursday, July 28, 2011 at 9:00 am EDT.  The general public can access the call by dialing (877) 317-6789.  A replay of the conference call will be available through August 28, 2011 by dialing (877) 344-7529; use Conference ID: 10002015.

Fox Chase Bancorp, Inc. is a stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,726	$9,153	$17,558	$17,935
Interest on mortgage related securities	2,665	3,135	5,226	6,747
Interest on investment securities available-for-sale
Taxable	124	96	264	173
Nontaxable	67	84	137	173
Other interest income	25	64	53	163
Total Interest Income	11,607	12,532	23,238	25,191
INTEREST EXPENSE
Deposits	2,242	4,219	4,670	8,797
Federal Home Loan Bank advances	1,153	1,191	2,307	2,408
Other borrowed funds	432	432	859	859
Total Interest Expense	3,827	5,842	7,836	12,064
Net Interest Income	7,780	6,690	15,402	13,127
Provision for loan losses	900	1,075	1,875	1,966
Net Interest Income after Provision for Loan Losses	6,880	5,615	13,527	11,161
NONINTEREST INCOME
Service charges and other fee income	452	251	779	509
Net gain on sale of other real estate owned	20	-	20	-
Income on bank-owned life insurance	116	118	230	233
Other	63	65	89	95

Total other-than-temporary impairment loss	(398)	-	(398)	-
Less: Portion of loss recognized in other comprehensive income (before taxes)	197	-	197	-
Net other-than-temporary impairment loss	(201)	-	(201)	-
Net gains on sale of investment securities	-	-	-	-
Net investment securities losses	(201)	-	(201)	-

Total Noninterest Income	450	434	917	837
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,214	2,963	6,381	5,946
Occupancy expense	434	440	931	939
Furniture and equipment expense	104	117	207	233
Data processing costs	418	427	838	829
Professional fees	484	355	835	617
Marketing expense	85	95	145	166
FDIC premiums	229	401	512	773
Provision for loss on other real estate owned	100	-	100	34
Other real estate owned expense	25	23	44	29
Other	387	381	785	816
Total Noninterest Expense	5,480	5,202	10,778	10,382
Income Before Income Taxes	1,850	847	3,666	1,616
Income tax provision	593	239	1,163	457
Net Income	$1,257	$608	$2,503	$1,159
Earnings per share:
Basic	$0.09	$0.04	$0.18	$0.08
Diluted	$0.09	$0.04	$0.18	$0.08

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in Thousands, Except Share Data)

	June 30,	December 31,
	2011	2010
	(Unaudited)
ASSETS
Cash and due from banks	$518	$156
Interest-earning demand deposits in other banks	51,318	38,158
Total cash and cash equivalents	51,836	38,314

Investment securities available-for-sale	26,012	32,671
Mortgage related securities available-for-sale	273,503	278,632
Mortgage related securities held-to-maturity (fair value of $48,131 at June 30, 2011 and $50,817 at December 31, 2010)	48,412	51,835
Loans, net of allowance for loan losses of $12,436 at June 30, 2011 and $12,443 at December 31, 2010	638,599	642,653
Other real estate owned	3,024	3,186
Federal Home Loan Bank stock, at cost	8,947	9,913
Bank-owned life insurance	13,368	13,138
Premises and equipment	10,624	10,693
Real estate held for investment	1,730	1,730
Accrued interest receivable	4,534	4,500
Mortgage servicing rights, net	403	448
Deferred tax asset, net	464	1,376
Other assets	6,632	6,414
Total Assets	$1,088,088	$1,095,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits	$703,285	$711,763
Federal Home Loan Bank advances	120,559	122,800
Other borrowed funds	50,000	50,000
Advances from borrowers for taxes and insurance	2,239	1,896
Accrued interest payable	577	580
Accrued expenses and other liabilities	1,574	2,760
Total Liabilities	878,234	889,799
STOCKHOLDERS’ EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at June 30, 2011 and December 31, 2010)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized, 14,558,700 shares issued and outstanding at June 30, 2011 and 60,000,000 shares authorized, 14,547,173 shares issued and outstanding at December 31, 2010)	146	145
Additional paid-in capital	134,646	133,997
Common stock acquired by benefit plans	(8,887)	(9,283)
Retained earnings	76,212	74,307
Accumulated other comprehensive income, net	7,737	6,538
Total Stockholders’ Equity	209,854	205,704

Total Liabilities and Stockholders’ Equity	$1,088,088	$1,095,503

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)

(Dollars in Thousands, Except Per Share Data)

	June 30,	March 31,	December 31,	June 30,
	2011	2011	2010	2010
CAPITAL RATIOS:
Total stockholders’ equity (to total assets) (1)	19.29%	19.31%	18.78%	16.60%

Tier 1 capital (to adjusted assets) (2)	14.01	14.06	13.60	11.89
Tier 1 risk –based capital (to risk-weighted assets) (2)	23.19	23.28	22.53	21.89
Total risk-based capital (to risk-weighted assets) (2)	24.18	24.53	23.76	23.14

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonperforming loans (3)	$18,679	$22,688	$26,637	$27,728
Other real estate owned	3,024	3,905	3,186	4,276
Total nonperforming assets	$21,703	$26,593	$29,823	$32,004

Ratio of nonperforming loans to total loans	2.87%	3.54%	4.07%	4.13%
Ratio of nonperforming assets to total assets	1.99	2.48	2.72	2.57
Ratio of allowance for loan losses to total loans	1.91	1.98	1.90	1.74
Ratio of allowance for loan losses to nonperforming loans	66.6	56.0	46.7	42.1

Impaired Loans:
Nonperforming loans (3)	$18,679	$22,688	$26,637	$27,728
Troubled debt restructurings	11,321	12,130	8,617	-
Other impaired loans	-	3,870	3,894	-
Total impaired loans	$30,000	$38,688	$39,148	$27,728

Past Due Loans:
30 - 59 days	$1,578	$1,499	$5,001	$5,173
60 - 89 days	442	5,329	144	10
Total	$2,020	$6,828	$5,145	$5,183

(1) Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.

(2) Represents capital ratios of Fox Chase Bank.

(3) Includes nonaccruing loans and accruing loans past due 90 days or more.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

	At or for the Three Months Ended
	June 30,	March 31,	June 30,
	2011	2011	2010
PERFORMANCE RATIOS (4):
Return on average assets	0.47%	0.45%	0.21%
Return on average equity	2.41	2.41	1.90
Net interest margin	2.95	2.84	2.37
Efficiency ratio (5)	64.0	65.5	73.0
OTHER:
Tangible book value per share	$14.41	$14.22	$14.19
Employees (full-time equivalents)	133	132	137

	At or for the Six Months Ended
	June 30,	June 30,
	2011	2010
PERFORMANCE RATIOS (4):
Return on average assets	0.46%	0.20%
Return on average equity	2.41	1.83
Net interest margin	2.90	2.31
Efficiency ratio (5)	64.7	74.3

(4) Annualized.

(5)  Represents noninterest expense, excluding provision for loss on other real estate owned, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and other real estate owned.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Three Months Ended June 30,
	2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (2)	Balance	Interest	Cost (2)
Assets:	(Dollars in thousands)
Interest-earning assets:
Interest-earning demand deposits	$43,479	$25	0.23%	$68,782	$64	0.37%
Mortgage related securities	329,439	2,665	3.24%	363,683	3,135	3.45%
Taxable securities	32,032	124	1.54%	23,892	96	1.62%
Nontaxable securities	5,271	67	5.07%	8,477	84	3.97%
Loans (1)	638,747	8,726	5.43%	658,978	9,153	5.52%
Allowance for loan losses	(12,926)	-		(11,058)	-
Net loans	625,821	8,726		647,920	9,153
Total interest-earning assets	1,036,042	11,607	4.40%	1,112,754	12,532	4.44%
Noninterest-earning assets	40,702			50,614
Total assets	$1,076,744			$1,163,368
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	600,405	2,242	1.50%	782,314	4,219	2.16%
Borrowings	171,268	1,585	3.66%	175,675	1,623	3.66%
Total interest-bearing liabilities	771,673	3,827	1.98%	957,989	5,842	2.43%
Noninterest-bearing deposits	91,511			68,519
Other noninterest-bearing liabilities	4,956			8,592
Total liabilities	868,140			1,035,100
Stockholder’s equity	201,636			120,334
Accumulated comprehensive income	6,968			7,934
Total stockholder’s equity	208,604			128,268
Total liabilities and stockholders’ equity	$1,076,744			$1,163,368

Net interest income		$7,780			$6,690
Interest rate spread			2.42%			2.01%
Net interest margin			2.95%			2.37%

(1)     Nonperforming loans are included in average balance computation.

(2)     Yields are not presented on a tax-equivalent basis.

FOX CHASE BANCORP, INC.	2nd QUARTER EARNINGS 2011

AVERAGE BALANCE SHEET

(Dollars in Thousands, Unaudited)

	Six Months Ended June 30,
	2011			2010
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost (2)	Balance	Interest	Cost (2)
Assets:	(Dollars in thousands)
Interest-earning assets:
Interest-earning demand deposits	$46,078	$53	0.23%	$64,692	$163	0.51%
Mortgage related securities	330,173	5,226	3.17%	379,380	6,747	3.56%
Taxable securities	32,938	264	1.60%	22,318	173	1.55%
Nontaxable securities	6,098	137	4.50%	8,704	173	3.99%
Loans (1)	642,668	17,558	5.45%	650,770	17,935	5.50%
Allowance for loan losses	(12,859)	-		(10,954)	-
Net loans	629,809	17,558		639,816	17,935
Total interest-earning assets	1,045,096	23,238	4.38%	1,114,910	25,191	4.47%
Noninterest-earning assets	41,117			47,231
Total assets	$1,086,213			$1,162,141
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	611,982	4,670	1.54%	786,414	8,797	2.26%
Borrowings	171,824	3,166	3.67%	177,888	3,267	3.65%
Total interest-bearing liabilities	783,806	7,836	2.00%	964,302	12,064	2.51%
Noninterest-bearing deposits	89,324			64,265
Other noninterest-bearing liabilities	5,441			6,834
Total liabilities	878,571			1,035,401
Stockholder’s equity	200,916			119,063
Accumulated comprehensive income	6,726			7,677
Total stockholder’s equity	207,642			126,740
Total liabilities and stockholders’ equity	$1,086,213			$1,162,141

Net interest income		$15,402			$13,127
Interest rate spread			2.38%			1.96%
Net interest margin			2.90%			2.31%

(1)                Nonperforming loans are included in average balance computation.

(2)                Yields are not presented on a tax-equivalent basis.